UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2013

AMEREN CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-4756	43-1723446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1901 Chouteau Avenue

St. Louis, Missouri 63103

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code : (314) 621-3222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

On October 14, 2013, Ameren Corporation (“Ameren”) issued a press release announcing (i) that it had received approval from the Federal Energy Regulatory Commission (“FERC”) to divest its merchant generation business to an affiliate of Dynegy Inc. and to transfer the Elgin, Gibson City and Grand Tower gas-fired energy centers (the “Put Option Assets”) from Ameren Energy Generating Company (“Genco”), an indirect wholly-owned subsidiary of Ameren, to AmerenEnergy Medina Valley Cogen, LLC (“Medina Valley”), a direct wholly-owned subsidiary of Ameren, (ii) that Medina Valley had acquired the Put Option Assets from Genco and (iii) that Medina Valley has entered into an agreement to sell the Put Option Assets to a special purpose entity affiliated with and formed by Rockland Capital, LLC. Subject to obtaining regulatory approvals, the sale of the Put Option Assets to Rockland Capital is expected to occur by year-end 2013.

A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

ITEM 9.01	Financial Statements; Exhibits.

(d)	Exhibits

Exhibit Number	Title

99.1	Press release regarding FERC approvals, acquisition by Medina Valley of the Put Option Assets and the agreement for the sale of the Put Option Assets, issued on October 14, 2013, by Ameren Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMEREN CORPORATION
(Registrant)

/s/ Martin J. Lyons, Jr.
Martin J. Lyons, Jr.
Executive Vice President and Chief Financial Officer

Date: October 15, 2013

Exhibit Index

Exhibit Number	Title

99.1	Press release regarding FERC approvals, acquisition by Medina Valley of the Put Option Assets and the agreement for the sale of the Put Option Assets, issued on October 14, 2013, by Ameren Corporation.